FOR IMMEDIATE RELEASE	July 25, 2024

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER OF 2024

Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported results for the second quarter of 2024.
Second Quarter 2024 Summary1
•Completed sale of our Florida banking operations for a 7.5% deposit premium.
◦Included in the sale were $133.3 million of deposits and $163.6 million of loans.
•Net income of $15.8 million, or $1.00 per diluted common share.
◦Revenue of $57.9 million, which included gain on sale of $11.1 million and a positive MSR valuation adjustment of $129 thousand.
◦Noninterest expense of $35.8 million, which included merger-related costs of $854 thousand.
•Net interest margin (tax equivalent) expanded 8 bps to 2.41%2.
•Classified loans declined 9%; net charge-off ratio was 0.05%.
•Tangible book value per share of $28.272, an increase of $1.13 or 4%
CEO Commentary
Charles (Chip) Reeves, Chief Executive Officer of the Company, commented, “We delivered another solid quarter of strategic plan execution highlighted by the divestiture of our Florida operations for a 7.5% net deposit premium, which completed our geographic re-alignment announced last September and will allow complete focus on our targeted growth regions. Our net interest margin, which inflected in the first quarter of 2024, expanded an additional 8 bps in the second quarter of 2024 through a combination of solid, well-priced loan originations, continued earning asset mix shift, and well-controlled deposit costs. Our fee generating products and services showed nice year-over-year increases, including a 12% improvement in wealth management revenues and a $476 thousand improvement from our customer back-to-back swap product. Asset quality metrics improved in the quarter led by a 9% reduction in classified assets.

I’m also very pleased with the level of talent acquisition in the first half of 2024 and second quarter highlights included our new EVP, Chief Information Officer and new SVP, Chief Marketing Officer. Even with significant talent, product and platform investments, our core noninterest expense levels approximate year ago levels.

These accomplishments are due to the engagement and expertise of our collective MOFG team and we are humbled to once again receive the honor of being an Iowa, and USA, Top Workplace."

1 Second Quarter Summary compares to the first quarter of 2024 (the "linked quarter") unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

	As of or for the quarter ended			Six Months Ended
(Dollars in thousands, except per share amounts and as noted)	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Financial Results
Revenue	$57,901	$44,481	$45,708	$102,382	$81,738
Credit loss expense	1,267	4,689	1,597	5,956	2,530
Noninterest expense	35,761	35,565	34,919	71,326	68,238
Net income	15,819	3,269	7,594	19,088	8,991
Per Common Share
Diluted earnings per share	$1.00	$0.21	$0.48	$1.21	$0.57
Book value	34.44	33.53	31.96	34.44	31.96
Tangible book value(1)	28.27	27.14	26.26	28.27	26.26
Balance Sheet & Credit Quality
Loans In millions	$4,287.2	$4,414.6	$4,018.6	$4,287.2	$4,018.6
Investment securities In millions	1,824.1	1,862.2	2,003.1	1,824.1	2,003.1
Deposits In millions	5,412.4	5,585.2	5,445.4	5,412.4	5,445.4
Net loan charge-offs In millions	0.5	0.2	0.9	0.7	1.2
Allowance for credit losses ratio	1.26%	1.27%	1.25%	1.26%	1.25%
Selected Ratios
Return on average assets	0.95%	0.20%	0.47%	0.58%	0.28%
Net interest margin, tax equivalent(1)	2.41%	2.33%	2.52%	2.37%	2.63%
Return on average equity	11.91%	2.49%	6.03%	7.23%	3.61%
Return on average tangible equity(1)	15.74%	4.18%	8.50%	9.98%	5.65%
Efficiency ratio(1)	56.29%	71.28%	71.13%	62.83%	66.56%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

GEOGRAPHIC RE-ALIGNMENT
Florida Banking Operations Divestiture
On June 7, 2024, we completed the sale of our Florida banking operations for a 7.5% deposit premium, which consisted of one bank branch in each of Naples and Ft. Myers, Florida. The sale included all premises and equipment at those locations. In addition, the sale involved the assignment of deposits totaling $133.3 million and loans totaling $163.6 million.
Denver Bankshares, Inc. Acquisition
On January 31, 2024, we completed our acquisition of Denver Bankshares, Inc. ("DNVB") and its wholly-owned banking subsidiary, the Bank of Denver. The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their fair values as of the January 31, 2024 acquisition date, net of any applicable tax effects. The Company considers all purchase accounting estimates provisional and fair values are subject to refinement for up to one year after the close date.
The table below summarizes the amounts recognized at the acquisition date for each major class of assets acquired and liabilities assumed:

(In thousands)	As of January 31, 2024
Merger consideration
Cash consideration	$32,600
Identifiable net assets acquired, at fair value
Assets acquired
Cash and due from banks	462
Interest earning deposits in banks	3,517
Debt securities	52,493
Loans held for investment	207,095
Premises and equipment	13,470
Core deposit intangible	7,100
Other assets	4,987
Total assets acquired	289,124
Liabilities assumed
Deposits	(224,248)
Short-term borrowings	(37,500)
Other liabilities	(3,417)
Total liabilities assumed	(265,165)
Identifiable net assets acquired, at fair value	23,959
Goodwill	$8,641

REVENUE REVIEW

Revenue				Change	Change
				2Q24 vs	2Q24 vs
(Dollars in thousands)	2Q24	1Q24	2Q23	1Q24	2Q23
Net interest income	$36,347	$34,731	$36,962	5%	(2)%
Noninterest income	21,554	9,750	8,746	121%	146%
Total revenue, net of interest expense	$57,901	$44,481	$45,708	30%	27%
Total revenue for the second quarter of 2024 increased $13.4 million from the first quarter of 2024 due to higher noninterest income and net interest income during the quarter. When compared to the second quarter of 2023, total revenue increased $12.2 million due to higher noninterest income, due primarily to the gain on sale from our Florida banking operations, partially offset by lower net interest income due primarily to net interest margin compression.
Net interest income of $36.3 million for the second quarter of 2024 increased $1.6 million from the first quarter of 2024, primarily due to higher interest earning asset volumes and yields, partially offset by higher interest bearing liability volumes and costs. When compared to the second quarter of 2023, net interest income decreased $0.6 million, primarily due to higher funding costs and volumes, partially offset by higher interest earning asset volumes and yields.

The Company's tax equivalent net interest margin was 2.41%3 in the second quarter of 2024, compared to 2.33%3 in the first quarter of 2024, as higher earning asset yields more than offset increased funding costs. Total interest earning assets yield during the second quarter of 2024 increased 16 bps from the first quarter of 2024 as a result of an increase in loan yields of 18 bps. The cost of interest bearing liabilities during the second quarter of 2024 increased 10 bps, to 2.85%, due primarily to interest bearing deposit costs of 2.54%, short-term borrowing costs of 4.86%, and long-term debt of 6.95%, which increased 9 bps, 4 bps, and 9 bps, respectively, from the first quarter of 2024. Our cycle-to-date interest bearing deposit beta was 43%.
The Company's tax equivalent net interest margin was 2.41%3 in the second quarter of 2024, compared to 2.52%3 in the second quarter of 2023, driven by higher funding costs, partially offset by higher interest earning asset yields. The cost of interest bearing liabilities increased 87 bps to 2.85%, primarily due to interest bearing deposit costs of 2.54%, short-term borrowing costs of 4.86%, and long-term debt costs of 6.95%, which increased 75 bps, 195 bps and 57 bps, respectively from the second quarter of 2023. Total interest earning assets yield increased 60 bps from the second quarter of 2023, primarily as a result of an increase in loan yields of 64 bps.

Noninterest Income				Change	Change
				2Q24 vs	2Q24 vs
(In thousands)	2Q24	1Q24	2Q23	1Q24	2Q23
Investment services and trust activities	$3,504	$3,503	$3,119	—%	12%
Service charges and fees	2,156	2,144	2,047	1%	5%
Card revenue	1,907	1,943	1,847	(2)%	3%
Loan revenue	1,525	856	909	78%	68%
Bank-owned life insurance	668	660	616	1%	8%
Investment securities gains (losses), net	33	36	(2)	(8)%	n/m
Other	11,761	608	210	n/m	n/m
Total noninterest income	$21,554	$9,750	$8,746	121%	146%

MSR adjustment (included above in Loan revenue)	129	(368)	(581)	(135)%	(122)%
Gain on branch sale (included above in Other)	11,056	—	—	n/m	n/m
(n/m) - Not meaningful
Noninterest income for the second quarter of 2024 increased $11.8 million from the linked quarter, primarily due to the sale of our Florida banking operations, which resulted in a gain on sale of $11.1 million that was recorded in other revenue, coupled with an increase of $0.7 million in loan revenue. The increase in loan revenue primarily reflected a favorable quarter-over-quarter change in the fair value of our mortgage servicing rights, from a negative adjustment of $368 thousand in the first quarter of 2024 to a positive adjustment of $129 thousand in the second quarter of 2024. Also contributing to the increase in noninterest income compared to the linked quarter was an increase of $0.3 million in customer back to back swap origination fee income, which was recorded in other revenue.
Noninterest income for the second quarter of 2024 increased $12.8 million from the second quarter of 2023, primarily due to the gain on sale of $11.1 million previously noted. Loan revenue increased $0.6 million and reflected the favorable year-over-year change in the fair value of our mortgage servicing rights, from a negative adjustment of $581 thousand in the second quarter of 2023 to a positive adjustment of $129 thousand in the second quarter of 2024. Also contributing to the increase in noninterest income compared to the second quarter of 2023 was an increase of $0.5 million in customer back to back swap origination fee income, which was recorded in other revenue, and an increase of $0.4 million in investment services and trust activities revenue, driven by growth in assets under administration and market valuation.

3 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

EXPENSE REVIEW

Noninterest Expense				Change	Change
				2Q24 vs	2Q24 vs
(In thousands)	2Q24	1Q24	2Q23	1Q24	2Q23
Compensation and employee benefits	$20,985	$20,930	$20,386	—%	3%
Occupancy expense of premises, net	2,435	2,813	2,574	(13)%	(5)%
Equipment	2,530	2,600	2,435	(3)%	4%
Legal and professional	2,253	2,059	1,682	9%	34%
Data processing	1,645	1,360	1,521	21%	8%
Marketing	636	598	1,142	6%	(44)%
Amortization of intangibles	1,593	1,637	1,594	(3)%	—%
FDIC insurance	1,051	942	862	12%	22%
Communications	191	196	260	(3)%	(27)%
Foreclosed assets, net	138	358	(6)	(61)%	n/m
Other	2,304	2,072	2,469	11%	(7)%
Total noninterest expense	$35,761	$35,565	$34,919	1%	2%
(n/m) - Not meaningful

Merger-related Expenses

(In thousands)	2Q24	1Q24	2Q23
Compensation and employee benefits	$73	$241	$—
Occupancy expense of premises, net	—	152	—
Equipment	28	149	—
Legal and professional	462	573	—
Data processing	251	61	—
Marketing	—	32	—
Communications	8	1	—
Other	32	105	—
Total merger-related expenses	$854	$1,314	$—
Noninterest expense for the second quarter of 2024 increased $0.2 million from the linked quarter primarily due to increases of $0.3 million, $0.2 million and $0.2 million in data processing, other, and legal and professional expenses, respectively. The increase in data processing expense was primarily driven by merger-related expenses. The increase in other expense was primarily driven by increases in operating losses and loan expenses. The increase in legal and professional expense was due to increased costs for other outside services, consulting, and audit expense. Partially offsetting these increases was a decline in occupancy expense of premises, net, of $0.4 million, primarily due to a decrease in rental expense and grounds upkeep, and $0.2 million of foreclosed assets, net, stemming from the first quarter of 2024 write-down of other real estate owned, which did not recur in the second quarter of 2024.
Noninterest expense for the second quarter of 2024 increased $0.8 million from the second quarter of 2023 primarily due to increases of $0.6 million in both compensation and employee benefits and legal and professional expenses. The increase in compensation and employee benefits expense was primarily driven by annual compensation adjustments, increased headcount as a result of the DNVB acquisition, increased incentive and commission expense, and merger-related expenses. The increase in legal and professional expense stemmed primarily from higher merger-related expenses. Partially offsetting these increases was a decline of $0.5 million in marketing.
The Company's effective tax rate was 24.0% in the second quarter of 2024, compared to 22.7% in the linked quarter. The increase in the effective tax rate reflected higher taxable income from the Florida banking operations gain on sale previously noted, which has a higher effective tax rate due to the non-taxable allocation of goodwill. The effective income tax rate for 2024 is expected to be 21-23%.

BALANCE SHEET REVIEW
Total assets were $6.58 billion at June 30, 2024, compared to $6.75 billion at March 31, 2024 and $6.52 billion at June 30, 2023. The decrease from March 31, 2024 was primarily driven by the sale of our Florida banking operations and lower securities balances. Compared to June 30, 2023, the increase was primarily driven by the assets acquired from the acquisition of DNVB, organic loan growth, and higher line of credit usage, partially offset by the sale of our Florida banking operations and lower securities balances due to balance sheet repositioning executed in fourth quarter of 2023 and calls, maturities, and paydowns.

Loans Held for Investment	June 30, 2024		March 31, 2024		June 30, 2023
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(Dollars in thousands)
Commercial and industrial	$1,120,983	26.1%	$1,105,718	25.0%	$1,089,269	27.1%
Agricultural	107,983	2.5	113,029	2.6	106,148	2.6
Commercial real estate
Construction and development	351,646	8.2	403,571	9.1	313,836	7.8
Farmland	183,641	4.3	184,109	4.2	183,378	4.6
Multifamily	430,054	10.0	409,504	9.3	305,519	7.6
Other	1,348,515	31.5	1,440,645	32.7	1,331,886	33.1
Total commercial real estate	2,313,856	54.0	2,437,829	55.3	2,134,619	53.1
Residential real estate
One-to-four family first liens	492,541	11.5	495,408	11.2	448,096	11.2
One-to-four family junior liens	176,105	4.1	182,001	4.1	168,755	4.2
Total residential real estate	668,646	15.6	677,409	15.3	616,851	15.4
Consumer	75,764	1.8	80,661	1.8	71,762	1.8
Loans held for investment, net of unearned income	$4,287,232	100.0%	$4,414,646	100.0%	$4,018,649	100.0%

Total commitments to extend credit	$1,200,605		$1,230,612		$1,296,719
Loans held for investment, net of unearned income, decreased $127.4 million, or 2.9%, to $4.29 billion from $4.41 billion at March 31, 2024. The decrease from the first quarter of 2024 was driven primarily by $163.6 million of loans divested as part of the sale of our Florida banking operations and lower line of credit usage. -
Loans held for investment, net of unearned income, increased $268.6 million, or 6.7%, to $4.29 billion from $4.02 billion at June 30, 2023. The increase from the second quarter of 2023 was driven primarily by the loans acquired in the DNVB acquisition, organic loan growth, and higher line of credit usage. Partially offsetting these identified increases was a decline in loans held for investment, net of unearned income stemming from the divestiture of our Florida banking operations.

Investment Securities	June 30, 2024		March 31, 2024		June 30, 2023
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Available for sale	$771,034	42.3%	$797,230	42.8%	$903,520	45.1%
Held to maturity	1,053,080	57.7%	1,064,939	57.2%	1,099,569	54.9%
Total investment securities	$1,824,114		$1,862,169		$2,003,089
Investment securities at June 30, 2024 were $1.82 billion, decreasing $38.1 million from March 31, 2024 and $179.0 million from June 30, 2023. The decrease from the first quarter of 2024 was primarily due to principal cash flows received from scheduled payments, calls, and maturities. The decrease from the second quarter of 2023 was primarily due to balance sheet repositioning executed in fourth quarter of 2023 and principal cash flows received from scheduled payments, calls, and maturities.

Deposits	June 30, 2024		March 31, 2024		June 30, 2023
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$882,472	16.3%	$920,764	16.5%	$897,923	16.5%
Interest checking deposits	1,284,243	23.7	1,349,823	24.2	1,397,276	25.7
Money market deposits	1,043,376	19.3	1,122,717	20.1	1,096,432	20.1
Savings deposits	745,639	13.8	728,276	13.0	585,967	10.8
Time deposits of $250 and under	803,301	14.8	787,851	14.1	648,586	11.9
Total core deposits	4,759,031	87.9	4,909,431	87.9	4,626,184	85.0
Brokered time deposits	196,000	3.6	205,000	3.7	365,623	6.7
Time deposits over $250	457,388	8.5	470,805	8.4	453,640	8.3
Total deposits	$5,412,419	100.0%	$5,585,236	100.0%	$5,445,447	100.0%
Deposits declined $172.8 million, or 3.1%, to $5.41 billion, from $5.59 billion at March 31, 2024, primarily due to $133.3 million of deposits divested as part of the sale of our Florida banking operations. Included in the deposits that were sold were $31.8 million of noninterest bearing deposits. Total deposits decreased $33.0 million, or 0.6%, from $5.45 billion at June 30, 2023 primarily due to the sale of our Florida banking operations and a decline of $169.6 million in brokered deposits, partially offset by deposits assumed in the DNVB acquisition.

Borrowed Funds	June 30, 2024		March 31, 2024		June 30, 2023
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Short-term borrowings	$414,684	78.3%	$422,988	77.6%	$362,054	74.2%
Long-term debt	114,839	21.7%	122,066	22.4%	125,752	25.8%
Total borrowed funds	$529,523		$545,054		$487,806

Borrowed funds were $529.5 million at June 30, 2024, a decrease of $15.5 million from March 31, 2024 and an increase of $41.7 million from June 30, 2023. The decrease compared to the linked quarter was due to a $13 million payoff of a revolving credit facility and scheduled payments on long-term debt, partially offset by an increase in overnight borrowings from the Federal Home Loan Bank and securities sold under agreements to repurchase. The increase compared to June 30, 2023 was primarily due to higher Bank Term Funding Program borrowings, partially offset by lower securities sold under agreements to repurchase, overnight borrowings from the Federal Home Loan Bank, and scheduled payments on long-term debt.

Capital	June 30,	March 31,	June 30,
(Dollars in thousands)	2024 (1)	2024	2023
Total shareholders' equity	$543,286	$528,040	$501,341
Accumulated other comprehensive loss	(58,135)	(60,804)	(82,704)
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	8.29%	8.16%	8.47%
Common equity tier 1 capital to risk-weighted assets ratio	9.56%	8.98%	9.36%
Tier 1 capital to risk-weighted assets ratio	10.35%	9.75%	10.15%
Total capital to risk-weighted assets ratio	12.62%	11.97%	12.26%
MidWestOne Bank
Tier 1 leverage to average assets ratio	9.24%	9.36%	9.42%
Common equity tier 1 capital to risk-weighted assets ratio	11.55%	11.20%	11.31%
Tier 1 capital to risk-weighted assets ratio	11.55%	11.20%	11.31%
Total capital to risk-weighted assets ratio	12.61%	12.25%	12.22%
(1) Regulatory capital ratios for June 30, 2024 are preliminary
Total shareholders' equity at June 30, 2024 increased $15.2 million from March 31, 2024, driven by an increase in retained earnings and decreases in accumulated other comprehensive loss and treasury stock. Total shareholders' equity at June 30, 2024 increased $41.9 million from June 30, 2023, driven by decreases in accumulated other comprehensive loss and treasury stock, coupled with an increase in retained earnings.

Accumulated other comprehensive loss at June 30, 2024 decreased $2.7 million compared to March 31, 2024, primarily due to an increase in available for sale securities valuations. Accumulated other comprehensive loss decreased $24.6 million from June 30, 2023, primarily due to an increase in available for sale securities valuations and the recognition of the loss from the fourth quarter 2023 sale of securities as part of a balance sheet repositioning.
On July 23, 2024, the Board of Directors of the Company declared a cash dividend of $0.2425 per common share. The dividend is payable September 17, 2024, to shareholders of record at the close of business on September 3, 2024.
No common shares were repurchased by the Company during the period March 31, 2024 through June 30, 2024 or for the subsequent period through July 25, 2024. The current share repurchase program allows for the repurchase of up to $15.0 million of the Company's common shares. As of June 30, 2024, $15.0 million was available under this program.
CREDIT QUALITY REVIEW

Credit Quality	As of or For the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2024	2024	2023
Credit loss expense related to loans	$467	$4,589	$1,497
Net charge-offs	524	189	897
Allowance for credit losses	53,900	55,900	50,400
Pass	$3,991,692	$4,098,102	$3,769,309
Special Mention / Watch	146,253	152,604	133,904
Classified	149,287	163,940	115,436
Loans greater than 30 days past due and accruing	$9,358	$8,772	$6,201
Nonperforming loans	$25,128	$29,267	$14,448
Nonperforming assets	31,181	33,164	14,448
Net charge-off ratio(1)	0.05%	0.02%	0.09%
Classified loans ratio(2)	3.48%	3.71%	2.87%
Nonperforming loans ratio(3)	0.59%	0.66%	0.36%
Nonperforming assets ratio(4)	0.47%	0.49%	0.22%
Allowance for credit losses ratio(5)	1.26%	1.27%	1.25%
Allowance for credit losses to nonaccrual loans ratio(6)	218.26%	197.53%	355.03%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
Compared to the linked quarter, the nonperforming loans and nonperforming assets ratios declined 7 bps and 2 bps, to 0.59% and 0.47%, respectively. Special mention/watch loan balances decreased $6.4 million, or 4%, from the linked quarter, while classified loan balances decreased $14.7 million, or 9%, from the linked quarter due to the proactive management of troubled assets. When compared to the same period of the prior year, the nonperforming loans and nonperforming asset ratios increased 23 bps and 25 bps, respectively. Further, the net charge-off ratio increased 3 bps from the linked quarter and decreased 4 bps from the same period in the prior year.
As of June 30, 2024, the allowance for credit losses was $53.9 million and the allowance for credit losses ratio was 1.26%, compared with $55.9 million and 1.27% at March 31, 2024. Credit loss expense of $1.3 million in the second quarter of 2024 reflected an additional reserve of $0.8 million on unfunded loan commitments, coupled with an additional reserve taken to support organic loan growth. Credit loss expense in the linked quarter reflected $3.2 million of day 1 credit loss expense related to the DNVB acquisition, as well as additional reserve taken to support organic loan growth.

Nonperforming Loans Roll Forward	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at March 31, 2024	$28,300	$967	$29,267
Loans placed on nonaccrual or 90+ days past due & still accruing	964	446	1,410
Proceeds related to repayment or sale	(1,856)	(1)	(1,857)
Loans returned to accrual status or no longer past due	(25)	(596)	(621)
Charge-offs	(508)	(158)	(666)
Transfers to foreclosed assets	(2,180)	—	(2,180)
Transfer to nonaccrual	—	(225)	(225)
Balance at June 30, 2024	$24,695	$433	$25,128

CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, July 26, 2024. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=25afc13e&confId=68332. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-833-470-1428 using an access code of 162387 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until October 24, 2024 by calling 1-866-813-9403 and using the replay access code of 323537. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.
ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the risks of mergers or branch sales (including the recent sale of our Florida banking operations and the acquisition of DNVB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (2) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of sustained high interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) changes in and uncertainty related to benchmark interest rates used to price loans and deposits; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, and any changes in response to the recent failures of other banks; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (15) volatility of rate-sensitive deposits; (16) operational risks, including data processing system failures or fraud; (17) asset/liability matching risks and liquidity risks; (18) the costs, effects and outcomes of existing or future litigation; (19) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession; (20) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (21) war or terrorist activities, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (22) the occurrence of fraudulent activity, breaches, or failures of our or our third-party vendors' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; (23) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; (24) potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; (25) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits; (26) the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2024	2024	2023	2023	2023
ASSETS
Cash and due from banks	$66,228	$68,430	$76,237	$71,015	$75,955
Interest earning deposits in banks	35,340	29,328	5,479	3,773	68,603
Federal funds sold	—	4	11	—	—
Total cash and cash equivalents	101,568	97,762	81,727	74,788	144,558
Debt securities available for sale at fair value	771,034	797,230	795,134	872,770	903,520
Held to maturity securities at amortized cost	1,053,080	1,064,939	1,075,190	1,085,751	1,099,569
Total securities	1,824,114	1,862,169	1,870,324	1,958,521	2,003,089
Loans held for sale	2,850	2,329	1,045	2,528	2,821
Gross loans held for investment	4,304,619	4,433,258	4,138,352	4,078,060	4,031,377
Unearned income, net	(17,387)	(18,612)	(11,405)	(12,091)	(12,728)
Loans held for investment, net of unearned income	4,287,232	4,414,646	4,126,947	4,065,969	4,018,649
Allowance for credit losses	(53,900)	(55,900)	(51,500)	(51,600)	(50,400)
Total loans held for investment, net	4,233,332	4,358,746	4,075,447	4,014,369	3,968,249
Premises and equipment, net	91,793	95,986	85,742	85,589	85,831
Goodwill	69,388	71,118	62,477	62,477	62,477
Other intangible assets, net	27,939	29,531	24,069	25,510	26,969
Foreclosed assets, net	6,053	3,897	3,929	—	—
Other assets	224,621	226,477	222,780	244,036	227,495
Total assets	$6,581,658	$6,748,015	$6,427,540	$6,467,818	$6,521,489
LIABILITIES
Noninterest bearing deposits	$882,472	$920,764	$897,053	$924,213	$897,923
Interest bearing deposits	4,529,947	4,664,472	4,498,620	4,439,111	4,547,524
Total deposits	5,412,419	5,585,236	5,395,673	5,363,324	5,445,447
Short-term borrowings	414,684	422,988	300,264	373,956	362,054
Long-term debt	114,839	122,066	123,296	124,526	125,752
Other liabilities	96,430	89,685	83,929	100,601	86,895
Total liabilities	6,038,372	6,219,975	5,903,162	5,962,407	6,020,148
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	300,831	300,845	302,157	301,889	301,424
Retained earnings	306,030	294,066	294,784	295,862	290,548
Treasury stock	(22,021)	(22,648)	(24,245)	(24,315)	(24,508)
Accumulated other comprehensive loss	(58,135)	(60,804)	(64,899)	(84,606)	(82,704)
Total shareholders' equity	543,286	528,040	524,378	505,411	501,341
Total liabilities and shareholders' equity	$6,581,658	$6,748,015	$6,427,540	$6,467,818	$6,521,489

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2024	2024	2023	2023	2023	2024	2023
Interest income
Loans, including fees	$61,643	$57,947	$54,093	$51,870	$49,726	$119,590	$96,216
Taxable investment securities	9,228	9,460	9,274	9,526	9,734	18,688	20,178
Tax-exempt investment securities	1,663	1,710	1,789	1,802	1,822	3,373	3,949
Other	242	418	230	374	68	660	312
Total interest income	72,776	69,535	65,386	63,572	61,350	142,311	120,655
Interest expense
Deposits	28,942	27,726	27,200	23,128	20,117	56,668	35,436
Short-term borrowings	5,409	4,975	3,496	3,719	2,118	10,384	3,904
Long-term debt	2,078	2,103	2,131	2,150	2,153	4,181	4,277
Total interest expense	36,429	34,804	32,827	28,997	24,388	71,233	43,617
Net interest income	36,347	34,731	32,559	34,575	36,962	71,078	77,038
Credit loss expense	1,267	4,689	1,768	1,551	1,597	5,956	2,530
Net interest income after credit loss expense	35,080	30,042	30,791	33,024	35,365	65,122	74,508
Noninterest income
Investment services and trust activities	3,504	3,503	3,193	3,004	3,119	7,007	6,052
Service charges and fees	2,156	2,144	2,148	2,146	2,047	4,300	4,055
Card revenue	1,907	1,943	1,802	1,817	1,847	3,850	3,595
Loan revenue	1,525	856	909	1,462	909	2,381	2,329
Bank-owned life insurance	668	660	656	626	616	1,328	1,218
Investment securities gains (losses), net	33	36	(5,696)	79	(2)	69	(13,172)
Other	11,761	608	850	727	210	12,369	623
Total noninterest income	21,554	9,750	3,862	9,861	8,746	31,304	4,700
Noninterest expense
Compensation and employee benefits	20,985	20,930	17,859	18,558	20,386	41,915	39,993
Occupancy expense of premises, net	2,435	2,813	2,309	2,405	2,574	5,248	5,320
Equipment	2,530	2,600	2,466	2,123	2,435	5,130	4,606
Legal and professional	2,253	2,059	2,269	1,678	1,682	4,312	3,418
Data processing	1,645	1,360	1,411	1,504	1,521	3,005	2,884
Marketing	636	598	700	782	1,142	1,234	2,128
Amortization of intangibles	1,593	1,637	1,441	1,460	1,594	3,230	3,346
FDIC insurance	1,051	942	900	783	862	1,993	1,611
Communications	191	196	183	206	260	387	521
Foreclosed assets, net	138	358	45	2	(6)	496	(34)
Other	2,304	2,072	2,548	2,043	2,469	4,376	4,445
Total noninterest expense	35,761	35,565	32,131	31,544	34,919	71,326	68,238
Income before income tax expense	20,873	4,227	2,522	11,341	9,192	25,100	10,970
Income tax expense (benefit)	5,054	958	(208)	2,203	1,598	6,012	1,979
Net income	$15,819	$3,269	$2,730	$9,138	$7,594	$19,088	$8,991

Earnings per common share
Basic	$1.00	$0.21	$0.17	$0.58	$0.48	$1.21	$0.57
Diluted	$1.00	$0.21	$0.17	$0.58	$0.48	$1.21	$0.57
Weighted average basic common shares outstanding	15,763	15,723	15,693	15,689	15,680	15,743	15,665
Weighted average diluted common shares outstanding	15,781	15,774	15,756	15,711	15,689	15,775	15,688
Dividends paid per common share	$0.2425	$0.2425	$0.2425	$0.2425	$0.2425	$0.4850	$0.4850

MIDWESTONE FINANCIAL GROUP, INC.
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2024	2024	2023	2024	2023
Earnings:
Net interest income	$36,347	$34,731	$36,962	$71,078	$77,038
Noninterest income	21,554	9,750	8,746	31,304	4,700
Total revenue, net of interest expense	57,901	44,481	45,708	102,382	81,738
Credit loss expense	1,267	4,689	1,597	5,956	2,530
Noninterest expense	35,761	35,565	34,919	71,326	68,238
Income before income tax expense	20,873	4,227	9,192	25,100	10,970
Income tax expense	5,054	958	1,598	6,012	1,979
Net income	$15,819	$3,269	$7,594	$19,088	$8,991
Per Share Data:
Diluted earnings	$1.00	$0.21	$0.48	$1.21	$0.57
Book value	34.44	33.53	31.96	34.44	31.96
Tangible book value(1)	28.27	27.14	26.26	28.27	26.26
Ending Balance Sheet:
Total assets	$6,581,658	$6,748,015	$6,521,489	$6,581,658	$6,521,489
Loans held for investment, net of unearned income	4,287,232	4,414,646	4,018,649	4,287,232	4,018,649
Total securities	1,824,114	1,862,169	2,003,089	1,824,114	2,003,089
Total deposits	5,412,419	5,585,236	5,445,447	5,412,419	5,445,447
Short-term borrowings	414,684	422,988	362,054	414,684	362,054
Long-term debt	114,839	122,066	125,752	114,839	125,752
Total shareholders' equity	543,286	528,040	501,341	543,286	501,341
Average Balance Sheet:
Average total assets	$6,713,573	$6,635,379	$6,465,810	$6,674,476	$6,494,777
Average total loans	4,419,697	4,298,216	4,003,717	4,358,957	3,935,791
Average total deposits	5,514,924	5,481,114	5,454,517	5,498,020	5,500,350
Financial Ratios:
Return on average assets	0.95%	0.20%	0.47%	0.58%	0.28%
Return on average equity	11.91%	2.49%	6.03%	7.23%	3.61%
Return on average tangible equity(1)	15.74%	4.18%	8.50%	9.98%	5.65%
Efficiency ratio(1)	56.29%	71.28%	71.13%	62.83%	66.56%
Net interest margin, tax equivalent(1)	2.41%	2.33%	2.52%	2.37%	2.63%
Loans to deposits ratio	79.21%	79.04%	73.80%	79.21%	73.80%
Common equity ratio	8.25%	7.83%	7.69%	8.25%	7.69%
Tangible common equity ratio(1)	6.88%	6.43%	6.40%	6.88%	6.40%
Credit Risk Profile:
Total nonperforming loans	$25,128	$29,267	$14,448	$25,128	$14,448
Nonperforming loans ratio	0.59%	0.66%	0.36%	0.59%	0.36%
Total nonperforming assets	$31,181	$33,164	$14,448	$31,181	$14,448
Nonperforming assets ratio	0.47%	0.49%	0.22%	0.47%	0.22%
Net charge-offs	$524	$189	$897	$713	$1,230
Net charge-off ratio	0.05%	0.02%	0.09%	0.03%	0.06%
Allowance for credit losses	$53,900	$55,900	$50,400	$53,900	$50,400
Allowance for credit losses ratio	1.26%	1.27%	1.25%	1.26%	1.25%
Allowance for credit losses to nonaccrual ratio	218.26%	197.53%	355.03%	218.26%	355.03%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,419,697	$62,581	5.69%	$4,298,216	$58,867	5.51%	$4,003,717	$50,439	5.05%
Taxable investment securities	1,520,253	9,228	2.44%	1,557,603	9,460	2.44%	1,698,003	9,734	2.30%
Tax-exempt investment securities (2)(4)	322,092	2,040	2.55%	328,736	2,097	2.57%	345,934	2,253	2.61%
Total securities held for investment(2)	1,842,345	11,268	2.46%	1,886,339	11,557	2.46%	2,043,937	11,987	2.35%
Other	20,452	242	4.76%	30,605	418	5.49%	9,078	68	3.00%
Total interest earning assets(2)	$6,282,494	$74,091	4.74%	$6,215,160	$70,842	4.58%	$6,056,732	$62,494	4.14%
Other assets	431,079			420,219			409,078
Total assets	$6,713,573			$6,635,379			$6,465,810
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,297,356	$3,145	0.97%	$1,301,470	$2,890	0.89%	$1,420,741	$1,971	0.56%
Money market deposits	1,072,688	7,821	2.93%	1,102,543	8,065	2.94%	999,436	5,299	2.13%
Savings deposits	738,773	2,673	1.46%	694,143	2,047	1.19%	603,905	288	0.19%
Time deposits	1,470,956	15,303	4.18%	1,446,981	14,724	4.09%	1,490,332	12,559	3.38%
Total interest bearing deposits	4,579,773	28,942	2.54%	4,545,137	27,726	2.45%	4,514,414	20,117	1.79%
Securities sold under agreements to repurchase	5,300	10	0.76%	5,330	11	0.83%	159,583	423	1.06%
Other short-term borrowings	442,546	5,399	4.91%	409,525	4,964	4.88%	132,495	1,695	5.13%
Total short-term borrowings	447,846	5,409	4.86%	414,855	4,975	4.82%	292,078	2,118	2.91%
Long-term debt	120,256	2,078	6.95%	123,266	2,103	6.86%	135,329	2,153	6.38%
Total borrowed funds	568,102	7,487	5.30%	538,121	7,078	5.29%	427,407	4,271	4.01%
Total interest bearing liabilities	$5,147,875	$36,429	2.85%	$5,083,258	$34,804	2.75%	$4,941,821	$24,388	1.98%
Noninterest bearing deposits	935,151			935,977			940,103
Other liabilities	96,553			88,611			78,898
Shareholders’ equity	533,994			527,533			504,988
Total liabilities and shareholders’ equity	$6,713,573			$6,635,379			$6,465,810
Net interest income(2)		$37,662			$36,038			$38,106
Net interest spread(2)			1.89%			1.83%			2.16%
Net interest margin(2)			2.41%			2.33%			2.52%

Total deposits(5)	$5,514,924	$28,942	2.11%	$5,481,114	$27,726	2.03%	$5,454,517	$20,117	1.48%
Cost of funds(6)			2.41%			2.33%			1.66%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $337 thousand, $237 thousand, and $79 thousand for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively. Loan purchase discount accretion was $1.3 million, $1.2 million, and $1.0 million for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively. Tax equivalent adjustments were $938 thousand, $920 thousand, and $713 thousand for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $377 thousand, $387 thousand, and $431 thousand for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Six Months Ended
	June 30, 2024			June 30, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,358,957	$121,448	5.60%	$3,935,791	$97,645	5.00%
Taxable investment securities	1,538,928	18,688	2.44%	1,754,382	20,178	2.32%
Tax-exempt investment securities (2)(4)	325,414	4,137	2.56%	371,381	4,902	2.66%
Total securities held for investment(2)	1,864,342	22,825	2.46%	2,125,763	25,080	2.38%
Other	25,529	660	5.20%	16,919	312	3.72%
Total interest earning assets(2)	$6,248,828	$144,933	4.66%	$6,078,473	$123,037	4.08%
Other assets	425,648			416,304
Total assets	$6,674,476			$6,494,777
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,299,413	$6,035	0.93%	$1,468,030	$3,820	0.52%
Money market deposits	1,087,616	15,886	2.94%	965,180	8,568	1.79%
Savings deposits	716,458	4,720	1.32%	628,338	560	0.18%
Time deposits	1,458,969	30,027	4.14%	1,454,210	22,488	3.12%
Total interest bearing deposits	4,562,456	56,668	2.50%	4,515,758	35,436	1.58%
Securities sold under agreements to repurchase	5,315	21	0.79%	152,734	873	1.15%
Other short-term borrowings	426,036	10,363	4.89%	121,959	3,031	5.01%
Total short-term borrowings	431,351	10,384	4.84%	274,693	3,904	2.87%
Long-term debt	121,761	4,181	6.91%	137,258	4,277	6.28%
Total borrowed funds	553,112	14,565	5.30%	411,951	8,181	4.00%
Total interest bearing liabilities	$5,115,568	$71,233	2.80%	$4,927,709	$43,617	1.78%
Noninterest bearing deposits	935,564			984,592
Other liabilities	92,581			80,690
Shareholders’ equity	530,763			501,786
Total liabilities and shareholders’ equity	$6,674,476			$6,494,777
Net interest income(2)		$73,700			$79,420
Net interest spread(2)			1.86%			2.30%
Net interest margin(2)			2.37%			2.63%

Total deposits(5)	$5,498,020	$56,668	2.07%	$5,500,350	$35,436	1.30%
Cost of funds(6)			2.37%			1.49%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $574 thousand and $174 thousand for the six months ended June 30, 2024 and June 30, 2023, respectively. Loan purchase discount accretion was $2.4 million and $2.2 million for the six months ended June 30, 2024 and June 30, 2023, respectively. Tax equivalent adjustments were $1.9 million and $1.4 million for the six months ended June 30, 2024 and June 30, 2023, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $0.8 million and $1.0 million for the six months ended June 30, 2024 and June 30, 2023, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, and efficiency ratio. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2024	2024	2023	2023	2023
Total shareholders’ equity	$543,286	$528,040	$524,378	$505,411	$501,341
Intangible assets, net	(97,327)	(100,649)	(86,546)	(87,987)	(89,446)
Tangible common equity	$445,959	$427,391	$437,832	$417,424	$411,895

Total assets	$6,581,658	$6,748,015	$6,427,540	$6,467,818	$6,521,489
Intangible assets, net	(97,327)	(100,649)	(86,546)	(87,987)	(89,446)
Tangible assets	$6,484,331	$6,647,366	$6,340,994	$6,379,831	$6,432,043

Book value per share	$34.44	$33.53	$33.41	$32.21	$31.96
Tangible book value per share(1)	$28.27	$27.14	$27.90	$26.60	$26.26
Shares outstanding	15,773,468	15,750,471	15,694,306	15,691,738	15,685,123

Common equity ratio	8.25%	7.83%	8.16%	7.81%	7.69%
Tangible common equity ratio(2)	6.88%	6.43%	6.90%	6.54%	6.40%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Six Months Ended
Return on Average Tangible Equity	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2024	2024	2023	2024	2023
Net income	$15,819	$3,269	$7,594	$19,088	$8,991
Intangible amortization, net of tax(1)	1,195	1,228	1,196	2,423	2,510
Tangible net income	$17,014	$4,497	$8,790	$21,511	$11,501

Average shareholders’ equity	$533,994	$527,533	$504,988	$530,763	$501,786
Average intangible assets, net	(99,309)	(95,296)	(90,258)	(97,302)	(91,125)
Average tangible equity	$434,685	$432,237	$414,730	$433,461	$410,661

Return on average equity	11.91%	2.49%	6.03%	7.23%	3.61%
Return on average tangible equity(2)	15.74%	4.18%	8.50%	9.98%	5.65%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2024	2024	2023	2024	2023
Net interest income	$36,347	$34,731	$36,962	$71,078	$77,038
Tax equivalent adjustments:
Loans(1)	938	920	713	1,858	1,429
Securities(1)	377	387	431	764	953
Net interest income, tax equivalent	$37,662	$36,038	$38,106	$73,700	$79,420
Loan purchase discount accretion	(1,261)	(1,152)	(984)	(2,413)	(2,173)
Core net interest income	$36,401	$34,886	$37,122	$71,287	$77,247

Net interest margin	2.33%	2.25%	2.45%	2.29%	2.56%
Net interest margin, tax equivalent(2)	2.41%	2.33%	2.52%	2.37%	2.63%
Core net interest margin(3)	2.33%	2.26%	2.46%	2.29%	2.56%
Average interest earning assets	$6,282,494	$6,215,160	$6,056,732	$6,248,828	$6,078,473
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Six Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2024	2024	2023	2024	2023
Loan interest income, including fees	$61,643	$57,947	$49,726	$119,590	$96,216
Tax equivalent adjustment(1)	938	920	713	1,858	1,429
Tax equivalent loan interest income	$62,581	$58,867	$50,439	$121,448	$97,645
Loan purchase discount accretion	(1,261)	(1,152)	(984)	(2,413)	(2,173)
Core loan interest income	$61,320	$57,715	$49,455	$119,035	$95,472

Yield on loans	5.61%	5.42%	4.98%	5.52%	4.93%
Yield on loans, tax equivalent(2)	5.69%	5.51%	5.05%	5.60%	5.00%
Core yield on loans(3)	5.58%	5.40%	4.95%	5.49%	4.89%
Average loans	$4,419,697	$4,298,216	$4,003,717	$4,358,957	$3,935,791
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Six Months Ended
Efficiency Ratio	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2024	2024	2023	2024	2023
Total noninterest expense	$35,761	$35,565	$34,919	$71,326	$68,238
Amortization of intangibles	(1,593)	(1,637)	(1,594)	(3,230)	(3,346)
Merger-related expenses	(854)	(1,314)	—	(2,168)	(136)
Noninterest expense used for efficiency ratio	$33,314	$32,614	$33,325	$65,928	$64,756

Net interest income, tax equivalent(1)	$37,662	$36,038	$38,106	$73,700	$79,420
Plus: Noninterest income	21,554	9,750	8,746	31,304	4,700
Less: Investment securities (losses) gains, net	33	36	(2)	69	(13,172)
Net revenues used for efficiency ratio	$59,183	$45,752	$46,854	$104,935	$97,292

Efficiency ratio (2)	56.29%	71.28%	71.13%	62.83%	66.56%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800